                                                                    Exhibit 32.1

                                  CERTIFICATION
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of St. Mary Land
& Exploration Company (the "Company") for the quarterly period ended
September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mark A. Hellerstein, as Chief Executive Officer of
the Company, and David W. Honeyfield, as Vice President - Finance of the
Company, each hereby certifies, pursuant to and solely for the purpose of 18
U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of
2002, to the best of his knowledge and belief, that:

         (1) The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

/s/ MARK A. HELLERSTEIN
-----------------------
Mark A. Hellerstein
Chief Executive Officer
November 5, 2003

/s/ DAVID W. HONEYFIELD
-----------------------
David W. Honeyfield
Vice President - Finance
(principal financial officer)
November 5, 2003